AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made and dated effective January 26, 2008 (the "Effective Date").

BETWEEN:

ERNEST T. ANDERSON and PATRICIA M. ANDERSON, his wife, both of 24252 Highway 90, P.O. Box 494, Naturita, State of Colorado, U.S.A. 81422 and **DAVID A. SKIDMORE and SHARON SKIDMORE**, his wife, both of 863 Pitkin Way, Castle Rock, State of Colorado, U.S.A. 80104

(hereinafter referred to as the "Vendors")

OF THE FIRST PART

AND:

MAYAN MINERALS LTD., a British Columbia corporation, having an address at 308 – 837 West Hastings Street, Vancouver, BC, Canada V6C 3N6

(hereinafter referred to as "Mayan")

OF THE SECOND PART

AND:

ENDEAVOR URANIUM, INC., a Nevada corporation, having its executive offices at Denver Place, Suite 3000, 999 – 18th Street, Denver, Colorado, U.S.A. 80202

(hereinafter referred to as "Endeavor")

OF THE THIRD PART

WHEREAS:

A. The Vendors and Mayan are parties to an Agreement of Sale dated July 19, 2007 (the "Original Agreement of Sale") – in which the Vendors agreed to sell to Mayan the 12 non-patented mineral claims located in Montrose County, Colorado, U.S.A. detailed therein ("Mineral Claims");

B. The Original Agreement of Sale requires the payment by Mayan to the Vendors of $2,900,000 (the "Balance") on or before January 6, 2008 (the "Due Date").

C. The Vendors and Mayan signed an Indemnification Agreement dated effective October 31, 2007 amending and supplementing the Original Agreement of Sale (the Original Agreement of Sale and the said Indemnification Agreement being hereinafter together called the "Agreement of Sale").

D. Mayan has assigned all of its rights and interests in and under the Agreement of Sale to Endeavor (the "Assignment"). The Parties wish to execute this Amendment Agreement to provide for the Assignment of Mayan's rights and interests in and under the Agreement of Sale to Endeavor.

E. The Parties wish to execute this Amendment Agreement to provide for an extension of the deadline of the payment of the Balance.

NOW THEREFORE, in consideration of the premises and the covenants and agreements hereinafter contained, the Parties agree as follows:

1. Due Date. The Due Date of January 6, 2008 for the payment of the Balance can be extended by Endeavor for successive months to July 6, 2008 by making payments to the Vendors as hereinafter provided.

2. Extension of Due Date. The Due Date can be extended by one month by the payment by Endeavor to Vendors of $25,000. The first extension to February 6, 2008 can be obtained by Endeavor by the payment of $25,000 ("Extension Payment") to the Vendors not later than January 4, 2008. Thereafter, additional months' extensions can be obtained by Endeavor paying an Extension Payment for each monthly extension to the Vendors not later than the sixth day of the month upon which the previous extension would otherwise expire.

3. Extension Payments. Each Extension Payment shall be made by wire-transfer with 50% thereof being sent to Ernest T. Anderson and Patricia M. Anderson and 50% being sent to David A. Skidmore and Sharon Skidmore. If the date upon which an Extension Payment can be made falls on a Saturday or a Sunday then the payment shall be made on the preceding Friday.

a. The Extension Payments, if made by Endeavor, shall be considered payments for the purpose of securing extensions and shall not be considered payments on account of the Balance.

b. Failure by Endeavor to make any Extension Payment within forty-eight (48) hours after the Due Date constitutes default, as hereinafter provided.

4. The Assignment. The Parties agree that Mayan has assigned all of its rights and interests in and under the Agreement of Sale to Endeavor. In further consideration of the Vendors entering into this Amendment Agreement, the Parties agree that:

a. Endeavor is bound by all of the terms and requirements set forth in the Agreement of Sale as though it was an original signatory thereto together with Mayan;

b. the Assignment shall not relieve Mayan of any liabilities under the Agreement of Sale; Mayan and Endeavor are both jointly and severally liable for all obligations and liabilities under the Agreement of Sale; and

c. the Assignment is subject to Vendors' reserved security in the Mineral Claims.

5. Further Assignments. Mayan and Endeavor may not do further assignments of their rights or obligations under the Agreement of Sale without the prior written consent of the Vendors, such consent not to be unreasonably withheld, provided that such transaction shall not relieve Mayan/Endeavor of any liabilities under this Amendment Agreement and the Agreement of Sale, and provided that such transaction shall not enlarge the obligations or diminish the rights of the Vendors.

6. Binding. The Parties agree that the Agreement of Sale continues as a valid, subsisting and binding agreement, unamended except as is specifically provided in this Amendment Agreement - and that this Amendment Agreement shall hereafter be irrevocably deemed part of the Agreement of Sale and shall inure to the benefit of and be binding upon the Parties their respective successors, permitted assigns, heirs, administrators, legal representatives, and their related or associated companies or persons.

7. U.S. Dollars. All monies referred to in this Amendment Agreement and all funds payable are to be payable in United States dollars.

8. Governing Law; Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Amendment Agreement shall only be brought against any of the parties in the courts of the State of Colorado, or, if it has or can acquire jurisdiction, in the United States District Court in the State of Colorado, and each of the parties consent to the jurisdiction of such courts (and of its appropriate appellate courts), in any such action or proceeding and waive any objection to venue laid therein. Process in any action or proceeding referred to in this paragraph may be served on any party anywhere in the world.

9. Further Assurance. The Parties hereto agree to do such further acts and execute such further documents as may be necessary to carry out the true intent and meaning of this Amendment Agreement.

10. Counterparts. This Amendment Agreement may be signed by the Parties in counterpart, each of which may be delivered by facsimile and each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

11. Default. A Party shall be in default under this Amendment Agreement upon the failure of a Party to comply with its obligations under this Amendment Agreement and such failure continues uncured for forty-eight (48) hours after receiving written notice by the non-defaulting Party specifying with particularity the nature of the default. Upon expiration of the forty-eight (48) hour cure period, unless the default is cured:

a. the non-defaulting Party shall have the right to elect any and all of the following remedies: (i) specific performance by the defaulting Party; (ii) interest on the amount of the default which shall bear default interest at a

rate of 12%, but in no event shall said rate of interest exceed the maximum permitted by law; and (iii) reasonable attorney fees;

b. the Parties shall have those rights and obligations under the Amendment Agreement and the Agreement of Sale existing on the date of default, including liability for any payments then due.

12. Notice. All notices and other communications to a Party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by facsimile or electronic communications, with confirmation sent by receiving Party, or (iii) sent by Federal Express. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by facsimile or electronic communication, on the date of receipt of the electronic communication, and (iii) if by Federal Express, on the earlier of the date of delivery or three days after sending as shown by the receipt. Until or unless a change of address is communicated, all notices shall be addressed as follows:

To Vendors:

Ernest T. Anderson and Patricia M. Anderson
24252 Highway 90, P.O. Box 494
Naturita, Colorado 81422
U.S.A.

and

David A. Skidmore and Sharon Skidmore
863 Pitkin Way
Castle Rock, Colorado 80104
U.S.A.

To Mayan:

308 - 837 West Hastings Street
Vancouver, BC
V6C 3N6
Canada

To Endeavor:

Denver Place, Suite 3000
999-18th Street
Denver, Colorado 80202
U.S.A.

IN WITNESS WHEREOF this Agreement has been signed by the Vendors and the duly authorized signatories of Mayan and Endeavor effective as of the date set out at the top of this Agreement.

Ernest T. Anderson

Patricia M. Anderson

David A. Skidmore

Sharon Skidmore

MAYAN MINERALS LTD.

Per:____________________
R. Terry Heard, Pres.

ENDEAVOR URANIUM, INC.

Per: ____________________
Marvin Mitchell, Pres.

PROVINCE OF BRITISH COLUMBIA)
) ss.
COUNTY OF VANCOUVER)

On this 1st day of ~~January~~ April in the year 2008, before me, a Notary Public in and for said Province, personally appeared **R. Terry Heard,** who is the President of MAYAN MINERALS LTD., a British Columbia corporation, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.

Notary Public in and for the Province of British Columbia. My appointment is of unlimited duration

STATE OF COLORADO)
) ss.
COUNTY OF MONTROSE)

On this 28 day of January in the year 2008, before me, a Notary Public in and for the said State, personally appeared **Ernest T. Anderson**, personally known (or proved) to me to be the person who executed the above instrument and acknowledged to me that he executed the same for the purposes stated therein.

Kim L. Cooper

Notary Public in and for the State of Colorado,
U.S.A.
My appointment expires 07/24/ , 2008

STATE OF COLORADO)
) ss.
COUNTY OF MONTROSE)

On this 28 day of January in the year 2008, before me, a Notary Public in and for the said State, personally appeared **Patricia M. Anderson**, personally known (or proved) to me to be the person who executed the above instrument and acknowledged to me that she executed the same for the purposes stated therein.

Kim L. Cooper

Notary Public in and for the State of Colorado,
U.S.A.
My appointment expires 07/24/ , 2008

STATE OF COLORADO)
) ss.
COUNTY OF DOUGLAS)

On this 26 day of January in the year 2008, before me, a Notary Public in and for the said State, personally appeared **David A. Skidmore**, personally known (or proved) to me to be the person who executed the above instrument and acknowledged to me that he executed the same for the purposes stated therein.

HEATHER REYNOLDS NOTARY PUBLIC STATE OF COLORADO MY COMMISSION EXPIRES JAN. 11, 2011

Notary Public in and for the State of Colorado,
U.S.A.
My appointment expires ____________, 20__

HEATHER REYNOLDS
NOTARY PUBLIC
STATE OF COLORADO
MY COMMISSION EXPIRES JAN. 11, 2011

STATE OF COLORADO)
) ss.
COUNTY OF DOUGLAS)

On this 26 day of January in the year 2008, before me, a Notary Public in and for the said State, personally appeared **Sharon Skidmore**, personally known (or proved) to me to be the person who executed the above instrument and acknowledged to me that she executed the same for the purposes stated therein.

Heather Reynolds

Notary Public in and for the State of Colorado,
U.S.A.
My appointment expires ____________, 20__

PROVINCE OF BRITISH COLUMBIA)
) ss.
COUNTY OF VANCOUVER)

On this ________ day of January, 2008, before me, a Notary Public in and for said Province, personally appeared **Marvin Mitchell**, who is the President of Endeavor Uranium Inc., a limited liability company, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.

____
Notary Public in and for the Province of
British Columbia.
My appointment does not expire and is of
unlimited duration.